     As Filed with the Securities and Exchange Commission on March 13, 2003
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              THE MEDICINES COMPANY

             (Exact Name of Registrant as Specified in Its Charter)

                    DELAWARE                         04-3324394
           (State of Incorporation)              (I.R.S. Employer
                                               Identification Number)

                           FIVE SYLVAN WAY, SUITE 200
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 656-1616
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)


                                CLIVE A. MEANWELL
                               EXECUTIVE CHAIRMAN
                              THE MEDICINES COMPANY
                           FIVE SYLVAN WAY, SUITE 200
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 656-1616
            (Name, Address, Including Zip Code, And Telephone Number,
                   Including Area Code, of Agent For Service)


                                   COPIES TO:

           STUART M. FALBER, ESQ.             PATRICK O'BRIEN, ESQ.
              HALE AND DORR LLP                    ROPES & GRAY
               60 STATE STREET               ONE INTERNATIONAL PLACE
         BOSTON, MASSACHUSETTS 02109       BOSTON, MASSACHUSETTS 02110
               (617) 526-6000                     (617) 951-7000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-103601

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                        PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
    TITLE OF SHARES TO BE           AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING    REGISTRATION
          REGISTERED             REGISTERED (1)(2)          SHARE (3)              PRICE (3)              FEE
 Common Stock, $0.001 par value
 per share.....................       997,280               $17.50                $17,452,400            $1,412

(1) The registrant previously registered an aggregate of 4,600,000 shares on a registration statement on Form S-3 (File No. 333-103601), for which a filing fee of $7,060 was paid.
(2) Includes 97,280 shares that the underwriters have the option to purchase to cover over-allotments, if any.
(3) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.

                 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

         This registration statement is being filed with respect to the registration of additional shares of common stock, par value $.001 per share, of The Medicines Company, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-103601), including each of the documents filed with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are incorporated in this registration statement by reference.

         The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Parsippany, state of New Jersey, on March 13, 2003.

                            THE MEDICINES COMPANY

                            By: /s/ Steven H. Koehler
                                ----------------------------------------------
                                 Steven H. Koehler
                                 Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 13, 2003:

     SIGNATURE                                   TITLE(S)

           *                    Executive Chairman and Chairman of the Board of
-----------------------         Directors (Principal Executive Officer)
Clive A. Meanwell

           *                    Chief Executive Officer, President and Director
-----------------------         (Principal Executive Officer)
David M. Stack

/s/ Steven H. Koehler           Chief Financial Officer (Principal Financial and
-----------------------         Accounting Officer)
Steven H. Koehler

           *                    Director
-----------------------
Leonard Bell

           *                    Director
-----------------------
Stewart J. Hen

           *                    Director
-----------------------
M.  Fazle Husain

           *                    Director
-----------------------
T.  Scott Johnson

           *                    Director
-----------------------
Armin M.  Kessler

           *                    Director
-----------------------
Nicholas J. Lowcock

           *                    Director
-----------------------
James E. Thomas



*By:    /s/ Steven H. Koehler
        --------------------------------
         Steven H. Koehler
         Attorney-in-fact

                                  EXHIBIT INDEX

      NUMBER                           DESCRIPTION
      5.1            Opinion of Hale and Dorr LLP
     23.1            Consent of Ernst & Young LLP, Independent Auditors
     23.2            Consent of Hale and Dorr LLP (included in Exhibit 5.1)
     24.1*           Powers of Attorney

---------------------
* Filed as Exhibit 24.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-103601) filed with the Commission on March 5, 2003.